EXHIBIT 99.1


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                                                            105 Carnegie Center
                                                            Princeton, NJ 08540
                                                            www.rcn.com


          Contact: Barak Bar-Cohen, RCN Public Relations, 609-734-3802 Jim Downing, RCN Investor and Public Relations, 609-734-3718

    RCN Elects to Acquire Remaining 50% Stake of Washington, D.C. Operations
       Deal Will Give RCN Complete Control Over Nearly 50,000 Subscribers


PRINCETON, N.J., October 19, 2004 - RCN Corporation ("RCN" or the "Company") announced today that its subsidiary, RCN Telecom Services of Washington D.C., Inc. has elected to acquire the remaining 50% stake in its Washington, D.C. market for $29 million from Pepco Communications. Upon completion of the purchase, RCN will obtain full ownership and control of the approximately 48,000 customers and 180,000 marketable homes in the greater Washington, D.C. area. The Company expects to complete the transaction before the end of the year. Under a right of first refusal provision in the operating agreement with Pepco Communications, a wholly-owned affiliate of Potomac Electric Power Company, RCN elected to match a third party's offer to purchase the remaining 50% interest owned by Pepco Communications.

RCN and Pepco Communications launched service in its Washington, D.C. market in the summer of 1999, and today its state-of-the-art fiber optic network serves residents in downtown Washington, the Maryland communities of Bethesda, Chevy Chase, Gaithersburg, Silver Spring, and Takoma Park, as well as Falls Church, Virginia. The service offers customers "triple play" bundled packages of digital cable television, local and long distance phone, and high speed Internet, all with the convenience and value of a single provider and a single monthly bill. Recent product launches include High Definition Television, Video on Demand, as well as Subscription Video on Demand service with several premium channels. RCN plans to roll out a higher speed cable modem and Digital Video Recorders in all its markets, including Washington, D.C., over the next several months.

"This is an important strategic move for us. We will now have full control of our operations and state-of-the-art network in one of the country's most important markets as we continue to roll out more products and services to our customers," said Chairman and CEO David C. McCourt. "We remain committed to this market and look forward to continuing to develop our relationship with our customers and the local communities throughout the Washington metro area."

For additional information please visit www.rcn.com.



About RCN Corporation
RCN Corporation (Pink Sheets: RCNCQ) is the nation's first and largest facilities-based competitive provider of bundled phone, cable and high speed internet services delivered over its own fiber-optic local network to consumers in the most densely populated markets in the U.S. RCN provides service in the Boston, New York, Eastern Pennsylvania, Chicago, San Francisco and Los Angeles metropolitan markets. RCN also holds a 50% LLC membership interest in Starpower, which serves the Washington, D.C. metropolitan area.

Where The Reader Can Find More Information
RCN, as a reporting company, is subject to the informational requirements of the Exchange Act and accordingly files its annual report on Form 10-K, which was filed on March 30, 2004, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and other information with the SEC. Materials filed with the SEC may be read and copied at the SEC's Public Reference Room at 450 Fifth Street, NW, Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the Public Reference Room. As an electronic filer, RCN's public filings are maintained on the SEC's Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is http://www.sec.gov. In addition, RCN's annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act may be accessed free of charge through our website as soon as reasonably practical after RCN has electronically filed such material with, or furnished it to, the SEC. Since September 30, 2003, all reports pursuant to the Exchange Act that RCN has filed with, or furnished to, the SEC have been timely posted on our website. The address of that website is www.rcn.com/investor/secfilings.php.

RCN Forward-Looking Statements
This press release contains forward-looking statements regarding future events and future performance of RCN that involve risks and uncertainties that could materially affect actual results. This information is qualified in its entirety by cautionary statements and risk factors disclosure contained in certain of RCN's Securities and Exchange Commission filings. For a description of certain factors that could cause actual results to vary from current expectations and forward-looking statements contained in this press release, refer to documents that RCN files from time to time with the Securities and Exchange Commission.

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